PROSPECTUS SUPPLEMENT                      FILED PURSUANT TO RULE NO.  424(b)(3)
(To Prospectus dated May 1, 2001)                    REGISTRATION NO.  333-54662


                            [LOGO Retail HOLDRS](SM)

                        1,000,000,000 Depositary Receipts
                              Retail HOLDRS(SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated May 1, 2001, relating to the sale of up to 1,000,000,000 depositary receipts by the Retail HOLDRS(SM) Trust.

         The share amount specified in the table on page 12 of the base prospectus shall be replaced with the following:

                                                                              Share         Primary
                              Name of Company                  Ticker        Amounts    Trading Market
           --------------------------------------------        ------        -------    --------------
           Albertson's, Inc.                                    ABS             8            NYSE
           Amazon.com, Inc.                                     AMZN            7         Nasdaq NMS
           Best Buy Co., Inc.                                   BBY             4            NYSE
           Costco Wholesales Corporation                        COST            8         Nasdaq NMS
           CVS Corporation                                      CVS             7            NYSE
           Federated Department Stores                           FD             4            NYSE
           Kohl's Corporation                                   KSS             6            NYSE
           Lowe's Companies, Inc.                               LOW            14            NYSE
           RadioShack Corporation                               RSH             3            NYSE
           Safeway Inc.                                         SWY             9            NYSE
           Sears, Roebuck and Co.                                S              6            NYSE
           Target Corporation                                   TGT            16            NYSE
           The Gap, Inc.                                        GPS            16            NYSE
           The Home Depot, Inc.                                  HD            40            NYSE
           The Kroger Co.                                        KR            15            NYSE
           The Limited, Inc.                                    LTD             8            NYSE
           The May Department Stores Company                    MAY             6            NYSE
           The TJX Companies, Inc.                              TJX             5            NYSE
           Walgreen Co.                                         WAG            19            NYSE
           Wal-Mart Stores, Inc.                                WMT            36            NYSE


         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

          The date of this prospectus supplement is December 31, 2001.